UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2007

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16441 (Commission File Number)	76-0470458 (IRS Employer Identification Number)

510 Bering Drive
Suite 600
Houston, TX 77057
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On February 21, 2007, Randall A. Hack, a non-employee director of Crown Castle International Corp. (“Company”), notified the Company of his decision not to stand for re-election as a director of the Company at its 2007 annual meeting of stockholders in order to focus his time and attention on the investment activities of Capstone Capital LLC, where he serves as founder and Chief Executive Officer, and Berkshire Partners LLC, where he serves as an Advisory Director. Mr. Hack has served on the Company’s Board of Directors since February 1997. Mr. Hack strongly affirmed his support for the management and policies being pursued by the Company. Mr. Hack is expected to continue to serve as a director of the Company until the Company’s 2007 annual meeting of stockholders, currently scheduled for May 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: February 26, 2007	By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel